Exhibit 10.5

OCULAR THERAPEUTIX, INC.

PERFORMANCE STOCK OPTION AGREEMENT

Ocular Therapeutix, Inc. (the “Company”) hereby grants the following stock option (this “Option”) pursuant to its 2021 Stock Incentive Plan, as amended. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”):	Dr. Pravin Dugel
Grant Date:	February 11, 2025
Incentive Stock Option or Nonstatutory Stock Option:	Nonstatutory Stock Option
Number of shares of the Company’s Common Stock subject to this Option (“Shares”):	2,750,000
Option exercise price per Share:	$7.44
Number, if any, of Shares that vest immediately on the Grant Date:	0
Shares that are subject to vesting schedule:	2,750,000
Final Exercise Date:	February 11, 2035

Vesting Schedule:

This Option will vest in accordance with the terms set forth in Exhibit A to this Agreement. All vesting is dependent on the Participant remaining employed by or providing services to the Company, except as provided herein.

Signature Page follows

OCULAR THERAPEUTIX, INC.
Pravin U. Dugel, MD
Signature of Participant

******	By:	/s/ Donald Notman
Street Address	Name of Officer
******	Title:
City/State/Zip Code

Signature of Participant’s Spouse (if applicable)*

Street Address

City/State/Zip Code

*Required for Participants residing in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Wisconsin, or the Commonwealth of Puerto Rico.

OCULAR THERAPEUTIX, INC.

Performance Stock Option Agreement

Incorporated Terms and Conditions

1.Grant of Option.

This agreement evidences and sets forth the terms of grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2021 Stock Incentive Plan, as amended (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the Option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

This Option was granted by the Company contingent on the stockholders of the Company approving an amendment to the Plan at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) to increase the number of shares available for issuance under the Plan by a number of shares of Common Stock at least equal to the number of shares subject to this Option.  This Option will terminate immediately and automatically if such stockholder approval is not obtained at the 2025 Annual Meeting.  Further, in no event may this Option be exercised, even if it is vested, in whole or in part, unless and until the stockholder approval is obtained at the 2025 Annual Meeting.

2.Vesting Schedule.

This Option will become exercisable (“vest”) in accordance with the vesting schedule set forth or referenced in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3.Exercise of Option.

(a)Form of Exercise. Each election to exercise this Option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full (i) in the manner provided in the Plan or (ii) subject to compliance with applicable law, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised, less (B) such number of shares equal to (1) the aggregate exercise price for the portion of the Option being exercised divided by (2) the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b)Continuous Employment with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he exercises this Option, is, and has been at all times since the Grant Date, an employee or officer or Board member  of or a consultant to the Company or any other entity the employees or officers of which are eligible to receive Option grants under the Plan (each of such relationships shall be treated as “employment” for purposes of this Agreement).

(c)Termination of Employment with the Company. The provisions of Exhibit A shall apply in connection with the termination of employment of the Participant, including by the Company without Cause, the resignation of the Participant with Good Reason, or the Participant’s termination of employment on account of his death or Disability (each as defined in Exhibit A).  For clarity, if the Participant terminates employment for any reason other than with  Good Reason or on account of death or Disability, then the right to exercise this Option shall terminate three months after such termination of employment (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such termination of employment. Notwithstanding anything in this Agreement to the contrary, if the Participant, prior to the Final Exercise Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other material written agreement between the Participant and the Company (provided, that, the Company shall provide the Participant with written notice of any such breach and not less than 30 days to cure, if curable), the right to exercise this Option shall terminate immediately upon such violation.  Further, if, prior to the Final Exercise Date, the Participant’s employment with the Company is terminated by the Company for Cause (as defined in the employment agreement entered into between the Participant and the Company, dated as of February 21, 2024, the “Employment Agreement”), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment. In no event shall the Participant be obligated to seek or obtain other employment after the date of termination, or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Agreement, and such amounts shall not be reduced, whether or not the Participant obtains other employment.

4.Withholding.

No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

5.Transfer Restrictions; Clawback.

(a)This Option may not be sold, assigned, transferred, pledged, encumbered or otherwise

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disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

(b)In accepting this Option, the Participant agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future that is applicable to all executive officers of the Company.

6.Provisions of the Plan.

This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Option, provided, that, in the event of any conflict or inconsistency between the provision of this Agreement and the Plan, the terms of this Agreement, including Exhibit A attached hereto, shall prevail.

7.	Amendments.

The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Company and the Participant.

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ANNEX A

Ocular Therapeutix, Inc.

Performance Stock Option Exercise Notice

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 01730

Dear Sir or Madam:

I, (the “Participant”), hereby irrevocably exercise the right to purchase shares of the Common Stock, $0.0001 par value per share (the “Shares”), of Ocular Therapeutix, Inc. (the “Company”) at $__ per share pursuant to the Company’s 2021 Stock Incentive Plan, as amended, and a stock option agreement with the Company dated (the “Option Agreement”).

I am satisfying the aggregate purchase price for the Shares by (choose one):

__ Payment in the amount of $                ; or

__ “Net Exercise” as permitted by Section 3(a)(ii) of the Option Agreement.

The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature Print Name:

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):

EXHIBIT A

Performance Stock Option Award Conditions

Performance Goals

The number of Shares for which the Option will become eligible to vest, if any, will be determined based on the level of the achievement of the performance goals (as set forth in this Exhibit A) consisting of achievement of the specific share price hurdles set forth in the table below (each, a “Share Price Hurdle”), during the five-year period commencing on the Grant Date and ending on the fifth anniversary of the Grant Date (the “Performance Period”).

Share Price Hurdle achievement will be measured on a rolling basis based on the unrounded simple average of the closing Share prices (non-volume weighted) for any trailing sixty (60) consecutive calendar days that are all within the Performance Period up to and including the day of measurement.

A Share Price Hurdle can be achieved at any time during the Performance Period, provided that each Share Price Hurdle may be achieved only once during the Performance Period and there shall be no linear interpolation between levels of Share Price Hurdles. The table below sets forth the Total Number of Shares Subject to the Option that are earned upon the achievement of each Share Price Hurdle (Shares that are earned upon achievement of a Share Price Hurdle are referred to as “Earned Shares”, and the date as of which the Share Price Hurdle has been achieved is referred to as a “Share Price Hurdle Achievement Date”). The Share Price Hurdle and Total Number of Shares subject to the Option shall be equitably adjusted pursuant to and in accordance with Section 9(a) of the Plan.

Except as set forth below, any Earned Shares subject to the Option will vest, and the Option will become exercisable with respect to such Earned Shares, on the earlier of (a) the Share Price Hurdle Achievement Date, provided that such Share Price Hurdle Achievement Date occurs at least three years following the Grant Date and that the Participant has remained continuously employed by (or otherwise a Board member of or service provider to (which shall be treated as “employment” for purposes of this Agreement)) the Company during the period between the Grant Date and the Share Price Hurdle Achievement Date, and (b) the three-year anniversary of the Grant Date, provided that the Participant has remained continuously employed by the Company between the Grant Date and such three-year anniversary (each, if applicable, a “Vesting Date”). No portion of the Option will vest with respect to any Shares subject to the Option that are not Earned Shares as of the fifth anniversary of the Grant Date, and the Option shall terminate automatically with respect to such unearned Shares as of such date.

Tranche	Share Price Hurdle	Total Number of Shares Subject to the Option
1	$15.00	687,500
2	$20.00	687,500
3	$25.00	687,500
4	$30.00	687,500

Termination of Employment

In accordance with Section 4(b)(ii) of the Employment Agreement, the provisions of this Agreement, including this Exhibit A, shall apply to and govern this Option in connection with any termination of employment of the Participant and the provisions of Section 4(b)(ii) of the Employment Agreement shall not apply in any respect to this Option.

If the Participant’s employment with the Company terminates for any reason prior to any applicable Vesting Date for any Shares, then, except as set forth below, the Option shall not become vested (whether or not Shares subject to the Option are Earned Shares) and this Option with respect to such unvested Shares shall terminate automatically as of such date. Notwithstanding the foregoing and subject to the execution and non-revocation of the Release (as defined in the Employment Agreement) and the related timing requirements set forth in Section 4(b) of the Employment Agreement and the other terms and conditions to severance benefits set forth in Sections 4(c), 4(d), 4(e), and 5 of the Employment Agreement, in the event of a termination of the Participant’s employment by the Company without Cause, the Participant’s resignation for Good Reason, or termination of the Participant's employment on account of the death or Disability of the Participant (with Cause, Good Reason, and Disability each as defined in the Employment Agreement, provided that the definition of Good Reason is modified as set forth below):

(x)  the Option shall become vested and exercisable with respect to any Earned Shares as of the Payment Date (as defined in the Employment Agreement) and the Option shall remain exercisable for three months following the Payment Date with respect to such Earned Shares (or 180 days following the Payment Date in connection with the death or Disability of the Participant),

(y)  if a Share Price Hurdle is achieved on or during the 18-month period following the date of termination of the Participant’s employment (whether in the ordinary course or in connection with a Corporate Change), then the portion of the Shares subject to the Option that correspond to such Share Price Hurdle shall become vested and exercisable as of the applicable Share Price Hurdle Achievement Date and such portion of the Option shall remain exercisable for three months following the applicable Share Price Hurdle Achievement Date (or 180 days following the Share Price Hurdle Achievement Date in connection with a termination on account of the death or Disability of the Participant) notwithstanding the obligation of the Participant to remain continuously employed by the Company through the three-year anniversary of the Grant Date, and

(z)  this Option will terminate automatically on the 18-month anniversary of the date of the Participant’s termination of employment with respect to any portion of the Shares subject to the Option that have not vested as of such date.

Notwithstanding clause (y), in no event may the Option be exercised after the Final Exercise Date.

Change of Control

Upon a Corporate Change (as defined in the Employment Agreement) during the term of the Option, provided that (x) the Participant remains employed by the Company upon the closing of such Corporate Change or (y) the Participant ceases to be an Eligible Participant due to termination of employment by the Company without Cause, the Participant’s resignation with Good Reason, or on account of death or Disability of the Participant, in each case, within the period of time commencing 90 days prior to the closing of the Corporate Change (notwithstanding the obligation of the Participant to remain continuously employed by the Company through the three-year anniversary of the Grant Date):

(i)  any service-based vesting conditions on Shares subject to the Option will be deemed satisfied;

(ii)  any Earned Shares subject to the Option as of immediately prior to the closing of the Corporate Change that have not vested or been forfeited shall become vested and exercisable immediately prior to the closing of the Corporate Change; and

(iii)  the portion of Shares subject to the Option that are not Earned Shares and have not vested or been forfeited as of immediately prior to the closing of the Corporate Change shall become earned and vested immediately prior to the closing of the Corporate Change with respect to any Tranches for which the Share Price Hurdle is less than the Per Share Transaction Price, without regard to the 60-calendar day average requirement.

For purposes of the foregoing, “Per-Share Transaction Price” means the per-share amount payable or available for distribution to holders of Common Stock (whether in cash or in securities or property) in connection with the Corporate Change, as determined reasonably by the Board in good faith.

For the avoidance of doubt, any portion of the Shares subject to the Option that are not earned and have not become vested and exercisable under clause (i) or (ii) will be forfeited at the closing of the Corporate Change.

Annual Equity Grant; Employment Agreement

Notwithstanding Section 3(c)(iii) of the Employment Agreement, the Participant shall not be entitled to, and the Company shall not be obligated to and the Board does not intend to issue to the Participant an annual equity award in or for calendar year 2026. The Participant acknowledges and agrees that not receiving such annual equity award in or for calendar year 2026 shall not constitute Good Reason for the purposes of the Employment Agreement or this Option Agreement.

The Company and the Participant agree that Good Reason for the purposes of the Employment Agreement and this Award shall include a material adverse change by the Company in the Participant’s title, duties, authority or responsibilities as Chief Executive Officer of the Company which causes the Participant’s position with the Company to become of materially less responsibility or authority, including following a Corporate Change, the Participant’s no longer being Chief Executive Officer of a publicly traded entity, where such change is not remedied within ten (10) business days after written notice thereof by the Participant.